EXHIBIT NO. 99.1

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Airborne, Inc. and Subsidiaries
Seattle, Washington

We have audited the accompanying consolidated balance sheets of Airborne, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the financial statements, the Company changed its method of accounting for major engine overhaul costs on DC-9 aircraft effective January 1, 2000.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

February 22, 2002 (May 9, 2002 as to Notes Q and R)
Seattle, Washington

AIRBORNE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2001	2000	1999
	(In thousands except per share data)
REVENUES:
Domestic	$2,850,798	$2,895,818	$2,772,782
International	360,291	380,132	366,342

	3,211,089	3,275,950	3,139,124
OPERATING EXPENSES:
Transportation purchased	1,046,954	1,042,541	965,722
Station and ground operations	1,067,764	1,055,142	975,669
Flight operations and maintenance	557,412	588,582	513,337
General and administrative	265,545	258,149	240,089
Sales and marketing	90,390	82,512	77,196
Depreciation and amortization	208,355	206,406	209,390
Federal legislation compensation	(13,000)	—	—

	3,223,420	3,233,332	2,981,403

EARNINGS (LOSS) FROM OPERATIONS	(12,331)	42,618	157,721

OTHER INCOME (EXPENSE):
Interest, net	(19,868)	(23,425)	(17,262)
Discount on sales of receivables	(9,293)	(96)	—
Other	12,588	4,129	6,929

EARNINGS (LOSS) BEFORE INCOME TAXES	(28,904)	23,226	147,388

INCOME TAX BENEFIT (EXPENSE)	9,446	(8,940)	(56,187)

NET EARNINGS (LOSS) BEFORE CHANGE IN ACCOUNTING	(19,458)	14,286	91,201

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING	—	14,206	—

NET EARNINGS (LOSS)	$(19,458)	$28,492	$91,201

EARNINGS (LOSS) PER SHARE:
BASIC—
Before change in accounting	$(.40)	$.30	$1.88
Cumulative effect of change in accounting	—	.29	—

Earnings (loss) per basic share	$(.40)	$.59	$1.88

DILUTED—
Before change in accounting	$(.40)	$.30	$1.85
Cumulative effect of change in accounting	—	.29	—

Earnings (loss) per diluted share	$(.40)	$.59	$1.85

DIVIDENDS PER SHARE	$.16	$.16	$.16

See notes to consolidated financial statements.

AIRBORNE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2001	2000
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$201,500	$40,390
Accounts receivable, less allowance of $11,509 and $10,290	126,040	218,685
Spare parts and fuel inventory	38,413	43,231
Refundable income taxes	27,161	21,595
Deferred income tax assets	30,572	28,839
Prepaid expenses and other	28,021	20,809

TOTAL CURRENT ASSETS	451,707	373,549

PROPERTY AND EQUIPMENT, NET	1,247,373	1,324,345
EQUIPMENT DEPOSITS AND OTHER ASSETS	47,764	48,025

TOTAL ASSETS	$1,746,844	$1,745,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$141,873	$180,623
Salaries, wages and related taxes	75,458	71,179
Accrued expenses	145,997	83,518
Current portion of debt	107,410	477

TOTAL CURRENT LIABILITIES	470,738	335,797

LONG-TERM DEBT	218,053	322,230
DEFERRED INCOME TAX LIABILITIES	143,526	125,444
POST RETIREMENT LIABILITIES	39,423	62,360
OTHER LIABILITIES	40,888	37,233
COMMITMENTS AND CONTINGENCIES (Note H)
SHAREHOLDERS’ EQUITY:
Preferred stock, without par value—
Authorized 6,000,000 shares, no shares issued
Common stock, par value $1 per share—
Authorized 120,000,000 shares, issued 51,375,711 and 51,279,651	51,376	51,280
Additional paid-in capital	304,984	303,885
Retained earnings	540,544	567,700
Accumulated other comprehensive income	(2,820)	(136)

	894,084	922,729
Treasury stock, 3,240,526 and 3,244,526 shares, at cost	(59,868)	(59,874)

	834,216	862,855

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,746,844	$1,745,919

See notes to consolidated financial statements.

AIRBORNE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2001	2000	1999
	(In thousands)
OPERATING ACTIVITIES:
Net earnings (loss)	$(19,458)	$28,492	$91,201
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	208,355	206,406	188,955
Deferred income taxes	16,348	20,679	6,889
Postretirement obligations	24,054	15,808	15,197
Cumulative effect of change in accounting	—	(14,206)	—
Provision for aircraft engine overhauls	—	—	20,435
Other	(7,571)	5,833	529

CASH PROVIDED BY OPERATIONS	221,728	263,012	323,206

Change in:
Proceeds from receivable securitization facility	50,000	150,000	—
Receivables	42,645	(29,641)	(15,866)
Inventories and prepaid expenses	(2,394)	4,679	(3,296)
Refundable income taxes	(5,566)	(19,916)	(1,679)
Accounts payable	(38,750)	38,536	(10,913)
Accrued expenses, salaries and taxes payable	19,767	7,384	(32,534)

NET CASH PROVIDED BY OPERATING ACTIVITIES	287,430	414,054	258,918

INVESTING ACTIVITIES:
Additions to property and equipment	(127,109)	(372,575)	(294,319)
Disposition of property and equipment	1,369	4,713	1,693
Proceeds from sale of securities	2,117	1,913	4,603
Proceeds from sale of radio frequencies	9,295	—	—
Expenditures for engine overhauls	—	—	(18,735)
Other	(4,240)	(16,794)	(5,453)

NET CASH USED BY INVESTING ACTIVITIES	(118,568)	(382,743)	(312,211)

FINANCING ACTIVITIES:
Proceeds (payments) on bank notes, net	(103,000)	8,000	66,000
Issuance of aircraft loan	61,975	—	—
Proceeds from sale-leaseback of aircraft	40,800	—	—
Principal payments on debt	(2,627)	(442)	(410)
Issuance of debt	1,597	—	—
Exercise of stock options	1,201	1,259	5,480
Dividends paid	(7,698)	(7,754)	(7,778)
Repurchase of common stock	—	(20,662)	—

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(7,752)	(19,599)	63,292

NET INCREASE IN CASH	161,110	11,712	9,999

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	40,390	28,678	18,679

CASH AND CASH EQUIVALENTS AT END OF YEAR	$201,500	$40,390	$28,678

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year—
Interest, net of amount capitalized	$21,091	$24,066	$17,429
Income taxes paid(refunded)	(22,307)	10,604	53,628
Non-cash financing activities—
Capital lease transactions	3,361	—	—
Contribution of treasury stock to profit sharing plans	—	4,367	—

See notes to consolidated financial statements.

AIRBORNE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total
	(In thousands)
BALANCE AT JANUARY 1, 1999	$50,819	$293,629	$463,539	$766	$(39,601)	$769,152
Comprehensive income:
Net earnings			91,201			91,201
Other comprehensive income, net of tax—
Unrealized securities gains				29		29
Foreign currency translation adjustments				123		123

Total comprehensive income	—	—	91,201	152	—	91,353
Common stock dividends paid			(7,778)			(7,778)
Exercise of stock options	357	5,113			10	5,480

BALANCE AT DECEMBER 31, 1999	$51,176	$298,742	$546,962	$918	$(39,591)	$858,207

Comprehensive income:
Net earnings			28,492			28,492
Other comprehensive income, net of tax—
Unrealized securities losses				(769)		(769)
Foreign currency translation adjustments				(285)		(285)

Total comprehensive income	—	—	28,492	(1,054)	—	27,438
Common stock dividends paid			(7,754)			(7,754)
Repurchase of common stock					(20,662)	(20,662)
Exercise of stock options	104	1,155				1,259
Contribution of treasury stock to profit sharing plans		3,988			379	4,367

BALANCE AT DECEMBER 31, 2000	$51,280	$303,885	$567,700	$(136)	$(59,874)	$862,855

Comprehensive income:
Net loss			(19,458)			(19,458)
Other comprehensive income, net of tax—
Unrealized securities losses				(379)		(379)
Foreign currency translation adjustments				(384)		(384)
Unrealized Interest rate swap gains				626		626
Additional minimum pension liabilities				(2,547)		(2,547)

Total comprehensive income	—	—	(19,458)	(2,684)	—	(22,142)
Common stock dividends paid			(7,698)			(7,698)
Exercise of stock options	96	1,099			6	1,201

BALANCE AT DECEMBER 31, 2001	$51,376	$304,984	$540,544	$(2,820)	$(59,868)	$834,216

See notes to consolidated financial statements.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Years Ended December 31, 2001

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reorganization

Effective December 2000, the Company reorganized its corporate structure through the creation of a new holding company, Airborne, Inc. (the “Company”). Pursuant to a reorganization agreement, Airborne Express, Inc., (formerly Airborne Freight Corporation), ABX Air, Inc., and Sky Courier, Inc. (formerly Airborne Forwarding Corporation) became wholly-owned subsidiaries of Airborne, Inc. Holders of outstanding Airborne Freight Corporation common shares, $1.00 par value, automatically became holders of Airborne, Inc. common shares at the same par value.

Nature of Operations

The Company’s revenues are primarily derived from domestic and international transportation of shipments. The Company provides door-to-door express and deferred delivery of small packages and documents throughout the United States and to most foreign countries. The Company also acts as an international and domestic freight forwarder for shipments of any size. Most domestic shipments are transported on the Company’s own airline and a fleet of ground transportation vehicles through its Company-owned airport and central sorting facilities, or one of ten regional hubs. International shipments are transported utilizing a combination of the Company’s domestic network, commercial airline lift capacity, and a network of offshore Company offices and independent agents.

As of December 31, 2001, the Company had approximately 10,000 employees (44% of total employees), including approximately 800 pilots, employed under collective bargaining agreements with various locals of the International Brotherhood of Teamsters and Warehousemen. The pilots are covered by an agreement that became amendable on July 31, 2001. Most labor agreements covering the Company’s ground personnel expire in either 2003 or 2004. Although the Company has not experienced any significant disruptions from labor disputes in the past, there can be no assurance that disputes will not arise in the future.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and a majority-owned aircraft finance subsidiary. Intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Estimates and assumptions are used to record allowances for bad debts, self-insurance reserves, spare-parts inventory, impairments of property and equipment, income taxes and contingencies and litigation. Changes in these estimates and assumptions may have a material impact on the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. As of December 31, 2001, $127,968,000 of cash and cash equivalents included on the consolidated balance sheets were held in the form of short term commercial paper investments or money market funds. There were no cash equivalents as of December 31, 2000.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has a cash management system under which a cash overdraft exists for uncleared checks in the Company’s primary disbursement accounts. Cash and cash equivalents shown on the consolidated balance sheet includes balances in other accounts prior to being transferred to the primary disbursement accounts. Uncleared checks of $25,531,000 and $51,738,000 are included in accounts payable at December 31, 2001 and 2000, respectively.

Spare Parts and Fuel Inventory

Spare parts are stated at average cost and fuel inventory is stated at cost on a first-in, first-out basis.

Property and Equipment

Property and equipment is stated at cost. The cost and accumulated depreciation of property and equipment disposed of are removed from the accounts with any related gain or loss reflected in earnings from operations.

For financial reporting purposes, depreciation of property and equipment is provided on a straight-line basis over the lesser of the asset’s useful life or lease term as follows:

Flight equipment	5 to 18 years
Buildings, runways, and leasehold improvements	5 to 40 years
Package handling and ground support equipment	3 to 10 years
Vehicles and other equipment	3 to 8 years

DC-8 and DC-9 aircraft generally carry residual values of 10% and 15% of asset cost, respectively. All other property and equipment have no assigned residual values.

Residual values on aircraft that are removed from service are adjusted to fair value in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”. When an aircraft is removed from service and considered impaired, as has been the case with certain DC-8 aircraft removed in 2001 and 2000, the assets residual value is adjusted to its fair value, which is the equivalent of an estimated parts value. Fair value adjustment charges of $5,008,000 in 2001 and $3,956,000 in 2000 were included in depreciation and amortization expense.

Major engine overhauls as well as ordinary engine maintenance and repairs for DC-8 and 767 aircraft are performed by third-party service providers under long-term contracts. In July 2001, a third party service provider began performing major engine overhauls on the Company’s DC-9 aircraft. Service costs under the contracts are based upon hourly rates for engine usage and are charged to expense in the period utilization occurs. From January 2000 to June 2001 DC-9 engine overhauls costs were expensed as incurred. Prior to 2000, as discussed in “Change in Accounting” below, the Company provided accruals for costs in advance of the next scheduled overhaul. The provision for engine overhauls was included in depreciation and amortization expense in 1999.

Capitalized Interest

Interest incurred during the construction period of certain facilities and on aircraft purchase and modification costs is capitalized until the date the asset is placed in service as an additional cost of the asset. Capitalized interest was $2,377,000, $6,770,000 and $3,969,000 for 2001, 2000 and 1999, respectively.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company computes income taxes using the asset and liability method, under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Deferred taxes are measured using provisions of currently enacted tax laws. Tax credits are accounted for as a reduction of income taxes in the year in which the credit originates.

The Company believes that it is more likely than not that certain deferred tax assets will be realized from future income. Accordingly, no valuation allowance has been provided as of December 31, 2001.

Fuel Contracts

The Company has, in the past, utilized fuel contract hedges with financial institutions to limit its exposure to volatility in jet fuel prices. Under terms of the contracts, the Company either made or received payments if the market price of heating oil, as determined by an index of the monthly NYMEX Heating Oil futures contracts, was lower than or exceeded certain prices agreed to between the Company and the financial institutions. Prior to the implementation of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” settlements were made in cash and recorded in the period of settlement as either an increase or decrease to fuel expense.

The Company had no fuel contract hedges outstanding at December 31, 2001 and 2000. There were no settlement payments made on fuel contract hedges during 2001 or 2000. Settlement payments of $1,886,000 were made during 1999. The Company may enter into fuel contract hedges in future periods depending on pricing and market conditions.

Comprehensive Income

Comprehensive income includes net income and other comprehensive income which includes changes in equity arising during the period from holding available for sale marketable securities, from foreign currency translation adjustments and interest rate swaps and from recording additional minimum pension liabilities.

Revenue Recognition

Revenues are recognized when shipments are delivered to the customer. For shipments in transit, direct costs are deferred and recognized upon delivery.

Foreign Currency Instruments and Interest Rate Swap Agreements

Effective January 1, 2001, the Company adopted the provisions of SFAS No. 133, which was amended by SFAS No. 138. This pronouncement, as amended, requires that each derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The pronouncement also establishes criteria for a derivative to qualify as a hedge for accounting purposes. Changes in fair value of derivatives designated as hedges of forecasted transactions will be deferred and recorded as a component of accumulated other comprehensive income until the hedged forecasted transaction occurs and is recognized in earnings. In addition, all derivatives used in hedge relationships must be designated, reassessed and documented pursuant to provisions of SFAS No. 133.

The Company utilizes forward foreign exchange contracts to manage the risk associated with currency fluctuations on certain receivables and payables denominated in Japanese yen. The contracts are for terms

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

consistent with the settlement of underlying transactions, which are generally three months or less. Changes in the contract values on these cash flow hedges and the changes in fair values of the underlying hedged receivable or payable are recognized currently in earnings. The Company had $1,014,000 and $2,308,000 in notional forward contracts outstanding with unrealized losses recorded of $52,000 and $77,000 as of December 31, 2001 and 2000, respectively.

The Company entered into an interest rate swap agreement in 2001 to manage its exposure to interest rate movements by effectively converting debt incurred on certain aircraft financings from variable to fixed rates. Maturity dates, interest rate reset dates, and notional amounts of the interest rate swap match those of the underlying debt. The differential between the variable and fixed rates to be paid or received is accrued as interest rates change and recorded as an adjustment to interest expense. The notional principal amount of the interest rate swap was $58,923,000 as of December 31, 2001.

The fair value of the interest rate swap agreement and the amount of hedging gains deferred on the interest rate swap was $1,019,000 at December 31, 2001. Changes in fair value of the interest rate swap is reported, net of related income taxes, in accumulated other comprehensive income. This amount is reclassified into interest expense as a yield adjustment in the same period in which the related interest on the aircraft financings affects earnings. Because the critical terms of the interest rate swap and the underlying obligation are the same, there was no ineffectiveness recorded in the consolidated statements of operations. Incremental interest expense incurred as a result of the interest rate swap was $166,000 in 2001. Based on the current expectations for interest rates, we expect approximately $1,400,000 to be reclassified to interest expense during 2002.

Change in Accounting

Effective January 1, 2000, the Company changed its method of accounting for major engine overhaul costs on DC-9 aircraft from the accrual method to the direct expense method where costs are expensed as incurred. Previously, these costs were accrued in advance of the next scheduled overhaul based upon engine usage and estimates of overhaul costs. The Company believes that this new method is preferable because it is more consistent with industry practice and appropriate given the relatively large size of its DC-9 fleet.

The cumulative effect of this change in accounting resulted in a non-cash credit in 2000 of $14,206,000 net of taxes, or $.29 per diluted share. Excluding the cumulative effect, this change increased net earnings for 2000 by approximately $3,687,000, net of tax or $.08 per diluted share. If the accounting change had been retroactively applied, net earnings and earnings per diluted share would have been $94,828,000 or $1.92 per diluted share for 1999 compared to reported amounts of $91,201,000 or $1.85 per share.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. SFAS No. 142, which is effective January 1, 2002, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS No. 142 also requires a transitional goodwill impairment test six months from the date of adoption. The Company does not believe that the adoption of SFAS Nos. 141 or 142 will have a significant impact on the financial position or results of operations.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations”. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Additionally, the associated asset retirement costs will be capitalized as part of the carrying amount of the long-lived asset. The Company does not believe that the adoption of SFAS No. 143, which is effective for companies with fiscal years beginning after June 15, 2002, will have a significant impact on the financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of”, and portions of APB No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. SFAS No. 144 requires the use of one accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the definition of discontinued operations. The Company does not believe that the adoption of SFAS No. 144, which is effective for companies with fiscal years beginning after December 15, 2001, will have a significant impact on the financial position or results of operations.

Reclassifications

Certain amounts for prior years have been reclassified in the consolidated financial statements to conform to the classification used in 2001.

NOTE B—FAIR VALUE INFORMATION

The carrying amounts and related fair values of the Company’s financial instruments are as follows (in thousands):

	December 31
	2001		2000
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Marketable securities	$15,441	$15,441	$18,747	$18,747
Long-term debt	282,393	278,001	322,707	306,078
Derivatives:
Interest rate swap	1,019	1,019	—	—
Foreign exchange contracts	(52)	(52)	(77)	(77)

Marketable securities consist primarily of commingled investment funds that may be used for funding non-qualified pension plan obligations. These securities are considered available-for-sale securities for financial reporting purposes and are classified with equipment deposits and other assets on the consolidated balance sheets. Fair value for these investments is based on quoted market prices for the securities underlying the investment funds or the same securities. Unrealized losses on these securities, which are included in other comprehensive income, were $616,000 and $1,248,000 for 2001 and 2000, respectively. Unrealized gains on these securities were $47,000 for 1999. Realized gains recognized in 2001, 2000 and 1999 were $197,000, $1,117,000 and $1,268,000, respectively.

Discussion regarding the fair value of the Company’s long-term debt and interest rate swap is disclosed in the respective notes to the consolidated financial statements. Fair value of the Company’ interest rate swap is

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

based on the current LIBOR interest rate swap yield curve. Fair value for the Company’s forward foreign exchange contracts is based on the estimated amount at which the contracts could be settled based upon forward market exchange rates. Carrying amounts for cash, trade accounts receivable and current liabilities approximate fair value.

NOTE C—ACCOUNTS RECEIVABLE

Accounts receivable consist of the following (in thousands):

	December 31
	2001	2000
Retained interest in securitized accounts receivable:
Securitized trade accounts receivable	$306,497	$340,838
Less: Proceeds from sale of undivided interest in receivables	(200,000)	(150,000)
Less: Allowance for doubtful accounts	(9,220)	(8,610)

Retained interest in securitized accounts receivable, net	97,277	182,228
Other accounts receivable:
Other trade accounts receivable	31,052	38,137
Less: Allowance for doubtful accounts	(2,289)	(1,680)

Other trade accounts receivable, net	28,763	36,457

Accounts receivable on consolidated balance sheets	$126,040	$218,685

The Company entered into an agreement with a financial institution in December 2000 to finance the sale, on a continuous basis, of an undivided interest in all eligible U.S. trade accounts receivables through an accounts receivable securitization facility. This financing agreement is accounted for as a sale of assets under the provisions of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

To facilitate the sales, the Company formed Airborne Credit, Inc. (“ACI”), a wholly-owned, special purpose, bankruptcy remote subsidiary consolidated by the Company. The Company transfers substantially all of its U.S. trade account receivables to ACI, whose sole purpose, in turn, is to sell an undivided interest in receivables to an unrelated third party and receive proceeds of up to $250,000,000. The facility is for a three year term expiring June 2004. The Company retains the servicing of the receivables transferred to ACI. At December 31, 2001, the Company had eligible receivables to support a maximum of $232,500,000 in sales proceeds.

To the extent that customers default on the receivables, losses will first reduce the Company’s retained interest in the receivables prior to reducing the interests sold through the facility. Any increase in actual defaults above the recorded amount of allowance for doubtful accounts would decrease the value of the Company’s retained interest.

Upon the sale of the undivided interest in the receivables, the Company incurs a liability to fund the purchaser’s costs of financing the proceeds. This liability is recorded at the time of sale and is estimated based on projected financing costs over the projected life of the receivable interests sold. Discounts associated with the sale of receivables, primarily related to recording the obligation to fund the purchaser’s costs, were $9,293,000 and $96,000 for 2001 and 2000, respectively, and are shown as discounts on sales of receivables in the consolidated statements of operations. The Company does not believe any difference between the projected and actual financing costs would have a material effect on the financial condition or results of operations.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	December 31
	2001	2000
Flight equipment	$1,850,304	$1,871,137
Land, buildings and leasehold improvements	266,758	269,723
Package handling and ground support equipment	217,507	200,796
Vehicles and other equipment	320,030	288,172

	2,654,599	2,629,828
Accumulated depreciation and amortization	(1,407,226)	(1,305,483)

Total property and equipment	$1,247,373	$1,324,345

NOTE E—ACCRUED EXPENSES

Accrued expenses consist of the following (in thousands):

	December 31
	2001	2000
Retirement plans	$53,991	$7,000
Insurance	47,432	40,556
Unearned revenues	20,274	17,176
Property and other taxes	12,318	9,725
Interest	2,636	2,738
Other	9,346	6,323

Total accrued expenses	$145,997	$83,518

NOTE F—INCOME TAXES

Deferred income tax assets and liabilities consist of the following (in thousands):

	December 31
	2001	2000
Insurance	$14,155	$12,733
Employee benefits	13,206	13,715
Bad debts, sales reserves and other	3,211	2,391

Current net deferred income tax assets	30,572	28,839

Depreciation	157,493	146,677
Employee benefits	(13,715)	(18,331)
Insurance	(13,377)	(12,874)
Internally developed systems	6,680	3,671
Other	6,445	6,301

Noncurrent net deferred income tax liabilities	143,526	125,444

Net deferred income tax liabilities	$112,954	$96,605

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income tax expense (benefit) consists of the following (in thousands):

	Year Ended December 31
	2001	2000	1999
Current:
Federal	$(23,742)	$(11,785)	$44,215
State	(2,000)	(210)	4,920
Foreign	(53)	256	163

	(25,795)	(11,739)	49,298

Deferred:
Depreciation	10,816	23,702	13,845
Employee benefits	5,125	(1,684)	(7,230)
Capitalized systems development	3,010	3,671	—
Alternative Minimum Tax credit	639	(639)	—
Insurance accruals	(1,925)	(4,352)	(1,794)
Aircraft engine overhaul accrual	—	6,163	(637)
Cumulative effect of change in accounting principle	—	(8,707)	—
Other	(1,316)	2,525	2,705

	16,349	20,679	6,889

Total income tax expense (benefit)	$(9,446)	$8,940	$56,187

The income tax expense (benefit) rate on (loss) earnings from continuing operations differed from the Federal statutory rate as follows:

	Year Ended December 31
	2001	2000	1999
Taxes computed at statutory rate of 35%	(35.0%)	35.0%	35.0%
State and foreign income taxes, net of Federal benefit	(2.5%)	3.0%	2.2%
Tax effect of nondeductible expenses	5.0%	6.7%	1.1%
Tax credits	—	(3.5%)	—
Other	(0.2%)	(2.7%)	(0.2%)

	(32.7%)	38.5%	38.1%

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE G—LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	December 31
	2001	2000
Revolving credit notes payable to banks	$—	$75,000
Money market lines of credit	—	28,000
Senior notes, 8.875%, due December, 2002	100,000	100,000
Senior notes, 7.35%, due September, 2005	100,000	100,000
Aircraft loan	61,651	—
Capital lease obligations	43,070	—
Refunding revenue bonds, effective rate of 1.60% as of Dec. 31, 2001, due June 2011	13,200	13,200
Other	7,542	6,507

	325,463	322,707
Less current portion	(107,410)	(477)

Total long-term debt	$218,053	$322,230

The Company has a revolving bank credit agreement providing for a total commitment of $275,000,000. In June 2001, the agreement was amended to, among other things, provide a substantial majority of its assets as collateral to secure the commitment, reduce available borrowing capacity by the amount of outstanding letters of credit, establish revised covenants and amend the expiration date to June 2004. Capacity under the facility is dependent on a borrowing base determined by the amount of eligible collateral, with a maximum commitment of $275,000,000. The Company has eligible collateral in the borrowing base to support $133,700,000 of the $275,000,000 commitment and has the ability to increase the borrowing base by pledging additional eligible collateral. With the current level of eligible collateral, available capacity under the agreement, net of outstanding letters of credit, was $34,000,000. At December 31, 2001 no borrowings were outstanding under the agreement and the Company was in compliance with restrictive covenants including covenants requiring the maintenance of minimum levels of earnings before interest, taxes, depreciation and amortization (EBITDA), leverage and debt service coverage ratios and required levels of liquidity. The agreement also restricts the Company from declaring or paying dividends or its common stock in excess of $2,000,000 during any calendar quarter. The Company’s $200,000,000 of outstanding senior notes were also collateralized at the time the revolving credit agreement was amended.

In August 2001, the Company entered into an aircraft loan financing collateralized by three 767 aircraft which provided net proceeds of $61,975,000. The loan is scheduled to fully amortize in 2017 and carries a variable interest rate of LIBOR plus 2.5% (4.69% at December 31, 2001). The three aircraft were sold to a majority-owned and consolidated subsidiary, which raised $60,000,000 in financing and $2,800,000 in third party equity financing. The net carrying value of the three aircraft was $78,835,000 at December 31, 2001. As discussed in Note A, the Company has entered into an interest rate swap agreement effectively converting the loan from a variable to fixed rate.

The Company’s tax-exempt airport facilities refunding bonds carry no sinking fund requirements and bear interest at weekly adjustable rates. The average interest rate on these borrowings was 4.2% during 2001. Payment of principal and interest is secured by an irrevocable bank letter of credit that is collateralized by a mortgage on certain airport properties which had a net carrying value of $46,343,000 at December 31, 2001.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The scheduled annual principal payments on long-term debt, exclusive of capital lease obligations are $104,884,000, $5,274,000, $5,677,000, $106,129,000 and $6,485,000 for 2002 through 2006, respectively.

NOTE H—COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under various long-term capital and operating lease agreements for certain aircraft and equipment and for a substantial portion of its facilities. These leases expire at various dates through 2017.

Rental commitments under long-term capital and operating leases at December 31, are as follows (in thousands):

	Capital Leases	Operating Leases
2002	$6,089	$83,052
2003	6,059	77,168
2004	6,059	59,510
2005	6,059	45,190
2006	5,972	35,323
2007 and beyond	39,925	81,458

Total minimum lease payments	$70,163	$381,701

Amount representing interest	(27,093)

Obligations under capital leases	43,070
Obligations due within one year	(2,526)

Long-term obligations under capital leases	$40,544

Property and equipment includes $44,250,000 and accumulated depreciation and amortization includes $1,229,000 applicable to capital leases as of December 31, 2001.

Rental expense under operating leases for 2001, 2000 and 1999 was $92,969,000, $95,559,000 and $98,416,000, respectively.

Commitments

The Company has entered into firm agreements to purchase ten used Boeing 767s and certain freighter conversion kits at various dates through 2004. At December 31, 2001, cash deposits of $748,000 had been made toward the purchase of the conversion kits. Additional deposits and payments for the aircraft and kit acquisitions will approximate $60,055,000, $76,000,000 and $55,000,000 for 2002 through 2004, respectively. There are currently no aircraft related commitments extending beyond 2004.

Contingencies

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these actions would not have a material adverse effect on the Company’s financial condition or results of operations as of and for the year ended December 31, 2001.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE I—PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

The Company sponsors defined benefit and defined contribution pension plans and postretirement healthcare plans. These plans are generally provided to employees who are not covered by multi-employer plans to which the Company contributes under terms of various collective bargaining agreements.

Information regarding the Company’s qualified defined benefit pension plans and postretirement healthcare plans is as follows (in thousands):

	Pension Plans		Postretirement Healthcare Plans
Year Ended December 31	2001	2000	2001	2000
Reconciliation of benefit obligation:
Obligation as of January 1	$220,605	$111,902	$11,125	$8,374
Service cost	22,616	17,309	898	948
Interest cost	17,353	13,379	917	700
Benefits paid	(2,611)	(1,495)	(481)	(293)
Actuarial loss	20,196	26,755	1,763	1,286
Plan amendments	—	52,755	—	110

Obligation as of December 31	$278,159	$220,605	$14,222	$11,125

Reconciliation of fair value of plan assets:
Plan assets as of January 1	$102,567	$94,511	$—	$—
Actual return on plan assets	(5,130)	(1,353)	—	—
Employer contributions	19,770	10,904	481	293
Benefits paid	(2,611)	(1,495)	(481)	(293)

Plan assets as of December 31	$114,596	$102,567	$—	$—

Funded status:
Funded status as of December 31	$(163,563)	$(118,038)	$(14,222)	$(11,125)
Unrecognized prior service cost (income)	41,914	46,522	(318)	(438)
Unrecognized net actuarial loss	60,272	28,691	2,765	1,279

Accrued benefit liabilities	$(61,377)	$(42,825)	$(11,775)	$(10,284)

Accrued expenses on the consolidated balance sheets include accrued qualified defined benefit pension plan liabilities of $53,991,000 and $7,000,000 as of December 31, 2001 and 2000, respectively. Long-term postretirement liabilities include postretirement healthcare and remaining qualified defined benefit pension plan liabilities of $19,160,000 and $46,109,000 as of December 31, 2001 and 2000, respectively.

Net periodic benefit cost consists of the following components (in thousands):

	Pension Plans			Postretirement Healthcare Plans
Year Ended December 31	2001	2000	1999	2001	2000	1999
Service cost	$22,616	$17,309	$11,218	$898	$948	$935
Interest cost	17,353	13,379	7,578	917	700	540
Expected return on plan assets	(8,752)	(7,926)	(6,390)	—	—	—
Net amortization and deferral	7,107	4,828	1,115	157	(101)	(73)

Net periodic benefit cost	$38,324	$27,590	$13,521	$1,972	$1,547	$1,402

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assumptions used in determining pension and postretirement healthcare obligations were as follows:

	Pension Plans			Postretirement Healthcare Plans
	2001	2000	1999	2001	2000	1999
Discount rate	7.25%	7.25%	7.75%	7.25%	7.25%	7.75%
Expected return on plan assets	8.00%	8.00%	8.00%	—	—	—
Rate of compensation increase (pilots)	6.50%	6.50%	6.50%	—	—	—
Rate of compensation increase (non-pilots)	5.00%	5.00%	5.00%	—	—	—

Effective January 1, 2000, the Company amended its qualified retirement plans that cover substantially all employees not covered under collective bargaining agreements. Retirement income has historically been provided to employees through the coordination of benefits accumulated and funded through a defined benefit plan and a defined contribution profit sharing plan. Generally, benefit levels calculated under defined benefit plan formulas are offset by amounts contributed and earned in an employee’s profit sharing account. The amendments adopted in 2000 provided for an increase in retirement income levels provided under the defined benefit plan through formula changes that increased the percentage applied to an employee’s salary to determine the level of retirement benefit and removed provisions that limited the maximum years of allowable service credit. These changes are effective for past and future years of accumulated service with the Company. Additionally, the Company amended its defined contribution profit sharing plan to discontinue future mandatory contributions to employee’s accounts. Previous contributions and earnings accumulated under the profit sharing plan prior to the amendments as well as future account earnings will continue to be coordinated with benefits accrued under the defined benefit plan.

The effect of the amendments is to increase pension expense and projected benefit obligations provided under the defined benefit plans and discontinue contributions to the profit sharing plan, other than for the Company’s pilots. The Company’s funding policy provides for annual contributions to pension trusts at least equal to amounts required by ERISA.

The Company’s qualified defined benefit pension plans had aggregate accumulated benefit obligations of $151,960,000 and $106,863,000 as of December 31, 2001 and 2000, respectively. Plan assets were $114,596,000 and $102,567,000 as of December 31, 2001 and 2000, respectively. All qualified defined benefit plans had plan assets in excess of accumulated benefit obligations as of December 31, 1999.

The Company also sponsors several non-qualified defined benefit pension plans. The accumulated benefit obligation of these plans was $20,444,000 and $18,379,000 as of December 31, 2001 and 2000, respectively. Postretirement liabilities include accruals relating to these plans of $14,504,000 and $16,039,000 as of December 31, 2001 and 2000, respectively. The Company has invested in certain commingled investment funds that may be used for funding non-qualified pension plan obligations.

The Company also recorded additional minimum liabilities associated with its non-qualified defined benefit pension plans. Additional minimum liabilities of $5,942,000 are included in postretirement liabilities and an intangible asset of $1,800,000 is included in other assets as of December 31, 2001. Other comprehensive income and accumulated other comprehensive income includes a charge of $4,142,000 for the year ended December 31, 2001. No additional minimum liabilities were recorded as of December 31, 2000.

The assumed healthcare cost trend rate used in measuring postretirement healthcare benefit costs was 8.5% for 2001, decreasing each year to a 5.5% annual growth rate in 2004 and to 5.0% in 2005. A 1% increase or decrease in the assumed healthcare cost trend rate for each year would not have a material effect on the

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

accumulated postretirement benefit obligation or cost as of or for the year ended December 31, 2001. Postretirement healthcare plan obligations have not been funded.

The Company maintains defined contribution capital accumulation and profit sharing plans. Capital accumulation plans (401K) are funded by both voluntary employee salary deferrals of up to 20% of annual compensation and by employer matching contributions on employee salary deferrals of up to 6% of annual compensation. In connection with the amendments to the Company’s qualified defined benefit retirement plans, except for the pilots, accruals for contributions to the profit sharing plans were discontinued beginning in 2000. Prior to 2000, a basic formula had been followed for contributions of 7% of earnings before taxes up to a specific profit level plus 14% of earnings in excess of that level. The profit sharing plans hold 1,138,020 shares of the Company’s common stock at December 31, 2001, representing 2% of outstanding shares. Expense for these plans is as follows (in thousands):

	Year Ended December 31
	2001	2000	1999
Capital accumulation plans	$7,919	$7,970	$8,009
Profit sharing plans	—	380	10,747

Defined contribution plans	$7,919	$8,350	$18,756

The Company contributes to multi-employer defined benefit pension plans and health and welfare plans for substantially all employees covered under collective bargaining agreements. Expense for these plans is as follows (in thousands):

	Year Ended December 31
	2001	2000	1999
Multi-employer defined benefit pension plans	$46,454	$45,668	$41,062
Multi-employer health and welfare plans	51,215	49,113	44,415

Multi-employer plans	$97,669	$94,781	$85,477

NOTE J—STOCK OPTIONS

The Company has three shareholder approved stock option plans. Two of these plans, approved by the shareholders in 1994 and 1998 (the “1994 Plan” and “1998 Plan”), reserve shares of the Company’s common stock for issuance to officers and key employees. Options granted under the 1994 Plan vest over a three year period. Options granted under the 1998 Plan include options which vest over a four year period and performance options issued to the Company’s executive officers which vest upon attainment of specified market price targets of the Company’s common stock. A third plan, the 2000 Directors’ Stock Option Plan, provides for annual grants to the Company’s non-employee directors of 2,000 shares that vest fully on the date of grant. Options granted under these three plans are issued at the fair market value of the Company’s stock on the date of grant. A total of 7,707,250 shares may be granted under these plans. There were 3,549,050 shares available for future grants as of December 31, 2001.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the Company’s stock option activity and related information is as follows:

	Year Ended December 31
	2001	2000	1999
Outstanding at beginning of year	3,332,317	2,819,847	2,516,417
Granted	731,000	746,200	738,410
Exercised	(101,447)	(116,485)	(411,100)
Canceled	(222,935)	(117,245)	(23,880)

Outstanding at end of year	3,738,935	3,332,317	2,819,847

Exercisable at end of year	2,216,602	1,977,390	1,428,574

Weighted average option price information is as follows:

	Year Ended December 31
	2001	2000	1999
Outstanding at beginning of year	$24.44	$25.35	$19.38
Granted	12.00	18.94	38.13
Exercised	11.60	10.74	11.21
Canceled	23.68	25.07	35.30
Outstanding at end of year	22.40	24.44	25.35
Exercisable at end of year	23.63	21.65	17.31

Information related to the number of options outstanding, weighted average price per share and remaining life of significant option groups outstanding at December 31, 2001 is as follows:

	Outstanding			Exercisable
Price Range	Number	Average Price	Life in Years	Number	Average Price	Life in Years
$11.13-$12.00	966,065	$11.86	7.37	273,965	$11.50	3.01
$13.00-$18.94	1,446,656	16.44	5.89	1,035,763	15.45	5.02
$31.06-$38.13	1,326,214	36.57	6.55	906,874	36.63	6.51

The Company has elected to follow APB Opinion No. 25 in accounting for its stock option plans. No compensation expense was recorded in 2001, 2000 or 1999. Had expense been measured under the fair value provisions of SFAS No. 123, the Company’s net earnings (loss) and earnings (loss) per diluted share for 2001, 2000 and 1999 would have been reduced to the pro forma amounts as follows (in thousands except per share data):

	Year Ended December 31
	2001	2000	1999
Net Earnings (Loss):
As reported	$(19,458)	$28,492	$91,201
Pro forma	(24,884)	23,124	85,510
Net Earnings (Loss) Per Basic Share:
As reported	$(.40)	$.59	$1.88
Pro forma	(.52)	.48	1.76
Net Earnings (Loss) Per Diluted Share:
As reported	$(.40)	$.59	$1.85
Pro forma	(.52)	.48	1.74

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted average fair value for options granted in 2001, 2000 and 1999 computed utilizing the Black-Scholes option-pricing model, was $6.05, $10.61 and $17.21, respectively. Significant assumptions used in the estimation of fair value and compensation expense are as follows:

	Year Ended December 31
	2001	2000	1999
Weighted expected life (years)	9.7	9.6	6.2
Weighted risk-free interest rate	5.2%	6.6%	4.8%
Weighted volatility	42.0%	41.0%	41.0%
Dividend yield	1.3%	0.9%	0.4%

NOTE K—EARNINGS PER SHARE

Net earnings from continuing operations and average shares used in basic and diluted earnings per share calculations were as follows (in thousands except per share data):

	Year Ended December 31
	2001	2000	1999
NET EARNINGS (LOSS):
Net earnings (loss) from continuing operations before cumulative effect of change in accounting principle	$(19,458)	$14,286	$91,201

SHARES:
Basic weighted average shares outstanding	48,105	48,396	48,596
Stock options	—	251	673

Diluted weighted average shares outstanding	48,105	48,647	49,269

EARNINGS (LOSS) PER SHARE:
Basic	$(.40)	$.30	$1.88
Diluted	(.40)	.30	1.85

The above calculations of earnings per diluted share for 2001, 2000 and 1999 exclude 3,797,000, 2,131,000 and 1,361,000, respectively, of common shares issuable under stock option plans because the options’ exercise price was greater than the average market price of the common shares.

NOTE L—SEGMENT INFORMATION

The Company has organized its business into domestic and international operating segments. The domestic segment derives its revenues from the door-to-door delivery of small packages and documents throughout the United States, Canada and Puerto Rico. Domestic operations are supported principally by Company operated aircraft and facilities. The international segment derives its revenues from express door-to-door delivery and a variety of freight services. International revenues are recognized on shipments where the origin and/or destination is outside of locations supported by the domestic segment. The Company uses a variable cost approach in delivering international services through use of existing commercial airline capacity in connection with its domestic network and independent express and freight agents in locations not currently served by Company-owned foreign operations.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a summary of key segment information (in thousands):

	Domestic	International	Total
2001
Revenues	$2,858,721	$352,368	$3,211,089
Depreciation and amortization	206,808	1,547	208,355
Segment loss from operations	(9,224)	(3,107)	(12,331)
Segment assets	1,668,736	78,108	1,746,844
Expenditures for property and equipment	126,138	971	127,109

2000
Revenues	$2,895,818	$380,132	$3,275,950
Depreciation and amortization	204,913	1,493	206,406
Segment earnings (loss) from operations	49,915	(7,297)	42,618
Segment assets	1,661,075	84,844	1,745,919
Expenditures for property and equipment	370,317	2,258	372,575

1999
Revenues	$2,772,782	$366,342	$3,139,124
Depreciation and amortization	207,902	1,488	209,390
Segment earnings from operations	156,637	1,084	157,721
Segment assets	1,569,367	73,883	1,643,250
Expenditures for property and equipment	292,130	2,189	294,319

International operations are supported in the United States by pickup and delivery, customer service and airline capabilities provided by the domestic segment. Management allocates these costs, generally on a per shipment basis, to the international segment.

Management considers interest expense, other income and income taxes as corporate items and, accordingly, does not allocate these amounts to the operating segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

A substantial portion of international revenue is associated with shipments originating within the United States ($184,516,000 in 2001, $211,835,000 in 2000 and $234,087,000 in 1999). Long lived assets located within the United States and associated with the international segment were $5,188,000, $6,382,000 and $6,792,000 as of December 31, 2001, 2000 and 1999, respectively.

NOTE M—FEDERAL LEGISLATION COMPENSATION

In the aftermath of the terrorist attacks of September 11, Congress passed the Air Transportation Safety and System Stabilization Act (“Act”), an emergency economic assistance package designed to help air carriers mitigate losses resulting from the two-day closure of the national air system. The Act provided $5 billion in compensation to eligible passenger and cargo air carriers for certain direct losses incurred due to the air system closure and incremental losses incurred through December 31, 2001. Cargo air carriers were allocated $500,000,000 of the total compensation provided by the Act, with individual carriers eligible to receive amounts to the extent of the lesser of actual losses or a formula allocation based upon revenue ton-miles flown. The Company, as an eligible air carrier under the Act, recognized compensation of $13,000,000 in 2001 and included this amount under a separate caption in the statement of operations as an offset to operating expenses. Proceeds received under the Act totaled $8,800,000 as of December 31, 2001. The Company anticipates receiving an

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

additional $4,200,000 of proceeds in 2002 for the remaining amount of compensation that was recognized  in 2001. Estimated net losses associated with the events of September 11 were approximately $19 million. The losses were primarily due to reduced revenues resulting from the two-day air system closure and subsequent extended slowdown of shipping activity.

NOTE N—OTHER INCOME

The Company recorded gains of $9,295,000 in 2001 from the sales of FCC licensed radio frequencies. The gains are included in other income on the consolidated statements of operations. The Company is in the process of converting from voice to digital pickup and delivery communications technology that has allowed it to sell these frequencies. Gains from the sale of remaining frequencies in the future are not anticipated to be significant.

The Company is a participating member of SITA, a cooperative of major airline companies, which primarily provides data communication services to the air transport industry. Through this membership the Company held depository certificates in The SITA Foundation (“Foundation”) whose principal asset was an equity interest in Equant, N.V. (“Equant”), an international data network services company. The Company sold its interest in Equant in two transactions completed in July 2001 and December 1999.The Company recognized gains of $2,117,000 in 2001 and $4,600,000 in 1999 on these sales that were included in other income on the consolidated statements of operations.

A gain of $1,912,000 was recorded in 2000 from the sale of common shares of Metropolitan Life Insurance Company (“Metropolitan”). As a policyholder for certain employee benefit programs, these shares were allocated to the Company and sold in connection with the demutualization of Metropolitan. The gain was recorded in other income on the consolidated statements of operations in 2000.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE O—OTHER COMPREHENSIVE INCOME

Other comprehensive income includes the following transactions and tax effects for the years ended December 31, 2001, 2000 and 1999, respectively (in thousands):

	Before Tax	Income Tax (Expense) or Benefit	Net of Tax
2001
Unrealized securities losses arising during the period	$(584)	$225	$(359)
Less: Reclassification adjustment for gains realized in net income	(32)	12	(20)

Net unrealized securities losses	(616)	237	(379)
Foreign currency translation adjustments	(588)	204	(384)
Unrealized gain on interest rate swap	1,019	(393)	626
Additional minimum pension liabilities	(4,142)	1,595	(2,547)

Other comprehensive income (loss)	$(4,327)	$1,643	$(2,684)

2000
Unrealized securities losses arising during the period	$(132)	$50	$(82)
Less: Reclassification adjustment for gains realized in net income	(1,117)	430	(687)

Net unrealized securities losses	(1,249)	480	(769)
Foreign currency translation adjustments	(465)	180	(285)

Other comprehensive income (loss)	$(1,714)	$660	$(1,054)

1999
Unrealized securities gains arising during the period	$1,315	$(506)	$809
Less: Reclassification adjustment for gains realized in net income	(1,268)	488	(780)

Net unrealized securities gains	47	(18)	29
Foreign currency translation adjustments	200	(77)	123

Other comprehensive income (loss)	$247	$(95)	$152

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE P—QUARTERLY RESULTS (Unaudited)

The following is a summary of quarterly results of operations (in thousands except per share data):

2001	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$823,521	$812,225	$772,788	$802,555
Earnings (loss) from operations	(18,285)	(5,160)	(1,423)	9,691
Net earnings (loss)	(16,995)	(6,361)	1,713	2,185
Earnings (loss) per share:
Basic	$(.35)	$(.13)	$.04	$.05
Diluted	$(.35)	$(.13)	$.04	$.05

2000
Revenues	$812,464	$811,027	$804,529	$847,930
Earnings (loss) from operations	33,425	25,343	(3,026)	(13,124)
Earnings (loss) before change in accounting	17,899	13,758	(5,509)	(11,862)
Cumulative effect of change in accounting	14,206	—	—	—
Net earnings (loss)	32,105	13,758	(5,509)	(11,862)
Earnings (loss) per share
Basic:
Before change in accounting	$.37	$.28	$(.11)	$(.25)
Cumulative effect of change in accounting	.29	—	—	—

Earnings (loss) per basic share	$.66	$.28	$(.11)	$(.25)
Diluted:
Before change in accounting	$.36	$.28	$(.11)	$(.25)
Cumulative effect of change in accounting	.29	—	—	—

Earnings (loss) per diluted share	$.65	$.28	$(.11)	$(.25)

1999
Revenues	$769,348	$779,000	$785,308	$805,468
Earnings from operations	44,827	47,834	38,811	26,249
Net earnings	25,244	27,022	21,604	17,331
Earnings per share:
Basic	$.52	$.56	$.44	$.36
Diluted	$.51	$.55	$.44	$.35

NOTE Q—SUPPLEMENTAL GUARANTOR INFORMATION

In connection with the issuance of $200,000,000 of Senior Notes (Notes) by Airborne Express, Inc. (AEI), certain subsidiaries (collectively, “Guarantors”) of the Company have fully and unconditionally guaranteed, on a joint and several basis, the obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantors are ABX Air Inc. (“ABX”) and Sky Courier, Inc. (“SKY”), which are wholly-owned subsidiaries of the Company, and Airborne FTZ Inc. (“FTZ”) and Wilmington Air Park Inc. (“WAP”), which are wholly-owned subsidiaries of ABX.

ABX is a certificated air carrier that owns and operates the domestic express cargo services for which AEI is the sole customer. ABX also offers air charter services on a limited basis to third-party customers. FTZ owns certain aircraft parts inventories that it sells primarily to ABX but also has limited sales to third-party customers. FTZ is also the holder of a foreign trade zone certificate at Wilmington airport property. WAP is the owner of the Wilmington airport property, which includes the Company’s main sort facility, aircraft maintenance facilities, runways and related airport facilities and airline administrative and training facilities. ABX is the only occupant and customer of WAP. SKY provides expedited courier services and regional logistics warehousing primarily to third-party customers.

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenues and net earnings recorded by ABX, FTZ, and WAP are controlled by the Company and are based on various discretionary factors. Investment balances and revenues between Guarantors have been eliminated for purposes of presenting financial information below. Intercompany advances and liabilities represent net amounts due between the various entities. The Company provides its subsidiaries with a majority of the cash necessary to fund operating and capital expenditure requirements.

The following are consolidating condensed balance sheets of the Company as of December 31, 2001 and 2000 and the related consolidating condensed statements of operations and cash flows for each of the three years ended December 31, 2001:

Balance Sheet Information:

December 31, 2001	Airborne Express, Inc.	Airborne, Inc.	Guarantors	Non- guarantors	Elimination	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$191,629	$—	$607	$9,264	$—	$201,500
Accounts receivable	18,706	—	10,113	97,289	(68)	126,040
Spare parts and fuel inventory	—	—	36,272	2,141	—	38,413
Refundable income taxes	27,161	—	—	—	—	27,161
Deferred income tax assets	30,572	—	—	—	—	30,572
Prepaid expenses and other	13,918	—	13,627	476	—	28,021

Total current assets	281,986	—	60,619	109,170	(68)	451,707

Property and equipment, net	109,622	—	1,133,490	4,261	—	1,247,373
Intercompany advances	157,681	302,279	12,949	12,884	(485,793)	—
Equipment deposits and other assets	31,078	5,963	16,224	10	(5,511)	47,764

Total assets	$580,367	$308,242	$1,223,282	$126,325	$(491,372)	$1,746,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,867	$—	$53,146	$4,552	$(692)	$141,873
Salaries, wages and related taxes	46,976	—	28,482	—	—	75,458
Accrued expenses	139,132	—	6,261	604	—	145,997
Current portion of debt	100,877	—	6,533	—	—	107,410

Total current liabilities	371,852	—	94,422	5,156	(692)	470,738

Long-term debt	103,951	—	114,102	—	—	218,053
Intercompany liabilities	—	—	370,168	—	(370,168)	—
Deferred income tax liabilities	(6,967)	—	150,164	329	—	143,526
Postretirement liabilities	11,905	—	27,518	—	—	39,423
Other liabilities	40,888	—	—	—	—	40,888
Common stock	1	51,376	(9)	120	(112)	51,376
Additional paid in capital	8	304,976	3,171	115,753	(118,924)	304,984
Retained earnings	61,549	11,758	463,746	4,967	(1,476)	540,544
Accumulated other comprehensive income	(2,820)	—	—	—	—	(2,820)
Treasury stock	—	(59,868)	—	—	—	(59,868)

Total shareholders’ equity	58,738	308,242	466,908	120,840	(120,512)	834,216

Total liabilities and shareholders’ equity	$580,367	$308,242	$1,223,282	$126,325	$(491,372)	$1,746,844

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Balance Sheet Information:

December 31, 2000	Airborne Express, Inc.	Airborne, Inc.	Guarantors	Non- guarantors	Elimination	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$37,523	$—	$52	$2,815	$—	$40,390
Accounts receivable	20,248	—	16,164	182,273	—	218,685
Spare parts and fuel inventory	—	—	40,885	2,346	—	43,231
Refundable income taxes	21,595	—	—	—	—	21,595
Deferred income tax assets	28,839	—	—	—	—	28,839
Prepaid expenses and other	5,408	—	14,948	453	—	20,809

Total current assets	113,613	—	72,049	187,887	—	373,549
Property and equipment, net	124,896	—	1,195,122	4,327	—	1,324,345
Intercompany advances	408,403	364,303	(3,532)	(68,309)	(700,865)	—
Equipment deposits and other assets	28,831	5,988	13,207	10	(11)	48,025

Total assets	$675,743	$370,291	$1,276,846	$123,915	$(700,876)	$1,745,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,198	$—	$61,142	$5,392	$(109)	$180,623
Salaries, wages and related taxes	44,796	—	26,383	—	—	71,179
Accrued expenses	75,689	—	7,752	77	—	83,518
Current portion of debt	—	—	477	—	—	477

Total current liabilities	234,683	—	95,754	5,469	(109)	335,797
Long-term debt	228,000	75,000	19,230	—	—	322,230
Intercompany liabilities	—	—	585,756	—	(585,756)	—
Deferred income tax liabilities	13,112	—	112,124	208	—	125,444
Postretirement liabilities	42,438	—	19,922	—	—	62,360
Other liabilities	37,233	—	—	—	—	37,233
Common stock	—	51,280	(109)	120	(11)	51,280
Additional paid in capital	—	303,885	(754)	115,754	(115,000)	303,885
Retained earnings	120,413	—	444,923	2,364	—	567,700
Accumulated other comprehensive income	(136)	—	—	—	—	(136)
Treasury stock	—	(59,874)	—	—	—	(59,874)

Total shareholders’ equity	120,277	295,291	444,060	118,238	(115,011)	862,855

Total liabilities and shareholders’ equity	$675,743	$370,291	$1,276,846	$123,915	$(700,876)	$1,745,919

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Operations Information:

Year ended December 31, 2001	Airborne Express, Inc.	Airborne, Inc.	Guarantors	Non- guarantors	Elimination	Consolidated
	(in thousands)
Revenues	$3,135,276	$—	$1,177,949	$33	$(1,102,169)	$3,211,089
Operating expenses:
Transportation purchased	1,969,341	—	179,707	—	(1,102,094)	1,046,954
Station and ground operations	911,096	—	156,668	—	—	1,067,764
Flight operations and maintenance	(851)	—	560,757	(2,419)	(75)	557,412
General and administrative	193,732	668	70,981	164	—	265,545
Sales and marketing	89,170	—	1,220	—	—	90,390
Depreciation and amortization	49,569	163	158,299	324	—	208,355
Federal legislation compensation	(13,000)	—	—	—	—	(13,000)

	3,199,057	831	1,127,632	(1,931)	(1,102,169)	3,223,420

Earnings (loss) from operations	(63,781)	(831)	50,317	1,964	—	(12,331)
Other income (expense):
Interest, net	2,534	—	(22,402)	—	—	(19,868)
Discounts on sales of receivables	(11,375)	—	—	2,082	—	(9,293)
Other	12,588	20,000	—	—	(20,000)	12,588

Earnings (loss) before income taxes	(60,034)	19,169	27,915	4,046	(20,000)	(28,904)
Income tax benefit (expense)	21,153	287	(10,568)	(1,426)	—	9,446

Net earnings (loss)	$(38,881)	$19,456	$17,347	$2,620	$(20,000)	$(19,458)

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Operations Information:

Year ended December 31, 2000	Airborne Express, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
Revenues	$3,198,442	$1,187,164	$246	$(1,109,902)	$3,275,950
Operating expenses:
Transportation purchased	1,966,993	185,293	—	(1,109,745)	1,042,541
Station and ground operations	906,583	148,559	—	—	1,055,142
Flight operations and maintenance	1,025	590,455	(2,741)	(157)	588,582
General and administrative	195,926	62,066	157	—	258,149
Sales and marketing	81,287	1,225	—	—	82,512
Depreciation and amortization	52,638	153,485	283	—	206,406

	3,204,452	1,141,083	(2,301)	(1,109,902)	3,233,332

Earnings (loss) from operations	(6,010)	46,081	2,547	—	42,618
Other income (expense):
Interest, net	(10,876)	(12,549)	—	—	(23,425)
Other	3,984	—	49	—	4,033

Earnings (loss) before income taxes	(12,902)	33,532	2,596	—	23,226
Income tax benefit (expense)	4,208	(12,238)	(910)	—	(8,940)

Net earnings (loss) before change in accounting	(8,694)	21,294	1,686	—	14,286
Cumulative effect of change in accounting	—	14,206	—	—	14,206

Net earnings (loss)	$(8,694)	$35,500	$1,686	$—	$28,492

Year ended December 31, 1999	Airborne Express, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
Revenues	$3,072,947	$1,171,003	$163	$(1,104,989)	$3,139,124
Operating expenses:
Transportation purchased	1,891,610	178,934	—	(1,104,822)	965,722
Station and ground operations	836,758	138,911	—	—	975,669
Flight operations and maintenance	3,102	513,213	(2,811)	(167)	513,337
General and administrative	187,605	52,348	136	—	240,089
Sales and marketing	75,890	1,306	—	—	77,196
Depreciation and amortization	52,950	156,284	156	—	209,390

	3,047,915	1,040,996	(2,519)	(1,104,989)	2,981,403

Earnings from operations	25,032	130,007	2,682	—	157,721
Other income (expense):
Interest, net	(8,323)	(8,939)	—	—	(17,262)
Other	6,929	—	—	—	6,929

Earnings before income taxes	23,638	121,068	2,682	—	147,388
Income tax expense	(12,077)	(43,170)	(940)	—	(56,187)

Net earnings	$11,561	$77,898	$1,742	$—	$91,201

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Cash Flows Information:

Year ended December 31, 2001	Airborne Express, Inc.	Airborne, Inc.	Guarantors	Non- guarantors	Elimination	Consolidated
	(in thousands)
OPERATING ACTIVITIES:
Net earnings (loss)	$(38,881)	$19,456	$17,347	$2,620	$(20,000)	$(19,458)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	49,569	163	158,299	324	—	208,355
Deferred income taxes	25,487	(7,985)	(1,671)	517	—	16,348
Postretirement obligations	24,054	—	—	—	—	24,054
Dividend to parent	(20,000)	—	—	—	20,000	—
Other	(18,057)	1,049	9,437	—	—	(7,571)

Cash provided by operations	22,172	12,683	183,412	3,461	—	221,728
Change in:
Proceeds from receivable securitization facility	50,000	—	—	—	—	50,000
Receivables	(48,390)	—	6,051	84,984	—	42,645
Inventories and prepaid expenses	(8,512)	—	5,934	184	—	(2,394)
Refundable income taxes	(5,566)	—	—	—	—	(5,566)
Accounts payable	(29,913)	—	(7,995)	(842)	—	(38,750)
Accrued expenses, salaries and taxes payable	18,632	—	609	526	—	19,767
Intercompany transactions	211,655	62,311	(192,360)	(81,606)	—	—

Net cash provided (used) by operating activities	210,078	74,994	(4,349)	6,707	—	287,430
INVESTING ACTIVITIES:
Additions to property and equipment	(30,752)	—	(96,099)	(258)	—	(127,109)
Disposition of property and equipment	1,295	—	74	—	—	1,369
Proceeds from sale of securities	2,117	—	—	—	—	2,117
Proceeds from sale of radio frequencies	9,295	—	—	—	—	9,295
Other	(2,870)	—	(1,370)	—	—	(4,240)

Net cash used by investing activities	(20,915)	—	(97,395)	(258)	—	(118,568)
FINANCING ACTIVITIES:
Proceeds (payments) on bank notes, net	(27,524)	(75,000)	(476)	—	—	(103,000)
Issuance of aircraft loan	—	—	61,975	—	—	61,975
Proceeds from sale-leaseback of aircraft	—	—	40,800	—	—	40,800
Principal payments on debt	(2,627)	—	—	—	—	(2,627)
Issuance of debt	1,597	—	—	—	—	1,597
Proceeds from common stock issuance	1,201	—	—	—	—	1,201
Dividends paid	(7,698)	—	—	—	—	(7,698)
Repurchase of common stock	(6)	6	—	—	—	—

Net cash provided (used) by financing	(35,057)	(74,994)	102,299	—	—	(7,752)

Net increase in cash	154,106	—	555	6,449	—	161,110
Cash and cash equivalents at beginning of year	37,523	—	52	2,815	—	40,390

Cash and cash equivalents at end of year	$191,629	$—	$607	$9,264	$—	$201,500

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Cash Flows Information:

Year ended December 31, 2000	Airborne Express, Inc.	Guarantors	Non-guarantors	Consolidated
	(in thousands)
OPERATING ACTIVITIES:
Net earnings (loss)	$(8,694)	$35,500	$1,686	$28,492
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	52,638	153,485	283	206,406
Deferred income taxes	11,444	9,235	—	20,679
Postretirement obligations	8,326	7,482	—	15,808
Cumulative effect of change in accounting	—	(14,206)	—	(14,206)
Other	5,833	—	—	5,833

Cash provided by operations	69,547	191,496	1,969	263,012
Change in:
Proceeds from receivable securitization facility	—	—	150,000	150,000
Receivables	121,808	(2,940)	(148,509)	(29,641)
Inventories and prepaid expenses	1,873	3,577	(771)	4,679
Refundable income taxes	(19,916)	—	—	(19,916)
Accounts payable	14,710	19,948	3,878	38,536
Accrued expenses, salaries and taxes payable	10,273	(2,963)	74	7,384
Intercompany transactions	(154,197)	154,379	(182)	—

Net cash provided by operating activities	44,098	363,497	6,459	414,054
INVESTING ACTIVITIES:
Additions to property and equipment	(31,786)	(337,204)	(3,585)	(372,575)
Disposition of property and equipment	27,396	(22,683)	—	4,713
Proceeds from sale of securities	1,913	—	—	1,913
Other	(13,579)	(3,215)	—	(16,794)

Net cash used by investing activities	(16,056)	(363,102)	(3,585)	(382,743)
FINANCING ACTIVITIES:
Proceeds on bank notes, net	8,000	—	—	8,000
Principal payments on debt	—	(442)	—	(442)
Proceeds from common stock issuance	1,259	—	—	1,259
Dividends paid	(7,754)	—	—	(7,754)
Repurchase of common stock	(20,662)	—	—	(20,662)

Net cash used by financing	(19,157)	(442)	—	(19,599)

Net increase (decrease) in cash	8,885	(47)	2,874	11,712
Cash and cash equivalents at beginning of year	28,638	99	(59)	28,678

Cash and cash equivalents at end of year	$37,523	$52	$2,815	$40,390

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Cash Flows Information:

Year ended December 31, 1999	Airborne Express, Inc.	Guarantors	Non-guarantors	Consolidated
	(in thousands)
OPERATING ACTIVITIES:
Net earnings	$11,561	$77,898	$1,742	$91,201
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	52,950	135,849	156	188,955
Deferred income taxes	(3,240)	10,113	16	6,889
Postretirement obligations	14,509	688	—	15,197
Provision for aircraft engine overhauls	—	20,435	—	20,435
Other	529	—	—	529

Cash provided by operations	76,309	244,983	1,914	323,206
Change in:
Receivables	(13,490)	(2,386)	10	(15,866)
Inventories and prepaid expenses	1,063	(3,773)	(586)	(3,296)
Refundable income taxes	(1,679)	—	—	(1,679)
Accounts payable	(3,091)	(7,888)	66	(10,913)
Accrued expenses, salaries and taxes payable	(22,715)	(9,845)	26	(32,534)
Intercompany transactions	(74,208)	75,647	(1,439)	—

Net cash (used) provided by operating activities	(37,811)	296,738	(9)	258,918
INVESTING ACTIVITIES:
Additions to property and equipment	(49,582)	(244,714)	(23)	(294,319)
Disposition of property and equipment	33,218	(31,525)	—	1,693
Gain on sale of securities	4,603	—	—	4,603
Expenditures for engine overhauls	—	(18,735)	—	(18,735)
Other	(4,072)	(1,381)	—	(5,453)

Net cash used by investing activities	(15,833)	(296,355)	(23)	(312,211)
FINANCING ACTIVITIES:
Proceeds on bank notes, net	66,000	—	—	66,000
Principal payments on debt	—	(410)	—	(410)
Proceeds from common stock issuance	5,480	—	—	5,480
Dividends paid	(7,778)	—	—	(7,778)

Net cash provided (used) by financing	63,702	(410)	—	63,292

Net increase (decrease) in cash	10,058	(27)	(32)	9,999
Cash and cash equivalents at beginning of year	18,580	126	(27)	18,679

Cash and cash equivalents at end of year	$28,638	$99	$(59)	$28,678

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE R—SUBSEQUENT EVENT

On March 25, 2002 the Company issued $150 million of 5.75% Convertible Senior Notes due April 1, 2007 (“Notes”). In connection with the issuance of these Notes, certain subsidiaries of the Company (collectively, “Guarantors”) have fully and unconditionally guaranteed, on a joint and several basis, the obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantors are AEI, ABX, SKY, WAP, FTZ, Aviation Fuel, Inc. (“AFI”) and Sound Suppression, Inc. (“SSI”). AEI provides domestic and international delivery services in addition to performing customer service, sales and marketing activities. AFI purchases and sells aviation and other fuels. SSI retrofits company aircraft with hush kits to meet noise regulations. A description of the operating activities of the other Guarantors and their relationship to the Company is contained in Note Q.

The following are consolidating condensed balance sheets of the Company as of December 31, 2001 and 2000 and the related consolidating condensed statements of operations and cash flows for each of the two years ended December 31, 2001. A description regarding the basis of presenting these statements is contained in Note Q. Because the reorganization in which Airborne, Inc. became a holding company did not occur until 2000, consolidating condensed statements of operations and cash flows for the year ended 1999 have been omitted since the sum of the activities of the Guarantors is the same as the Company reported on a consolidated basis for this period.

Balance Sheet Information:

December 31, 2001	Airborne, Inc.	Guarantors	Non- guarantors	Elimination	Consolidated
	(in thousands)
Current Assets:
Cash and cash equivalents	$—	$191,664	$9,836	$—	$201,500
Accounts receivable	—	28,763	97,277	—	126,040
Spare parts and fuel inventory	—	38,413	—	—	38,413
Refundable income taxes	—	27,161	—	—	27,161
Deferred income tax assets	—	30,572	—	—	30,572
Prepaid expenses and other	—	27,619	402	—	28,021

Total current assets	—	344,192	107,515	—	451,707
Property and equipment, net	—	1,247,373	—	—	1,247,373
Intercompany advances	302,279	452	9,487	(312,218)	—
Equipment deposits and other assets	5,963	41,912	—	(111)	47,764

Total assets	$308,242	$1,633,929	$117,002	$(312,329)	$1,746,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$142,497	—	$(624)	$141,873
Salaries, wages and related taxes	—	75,458	—	—	75,458
Accrued expenses and income taxes payable	—	145,380	617	—	145,997
Current portion of debt	—	107,410	—	—	107,410

Total current liabilities	—	470,745	617	(624)	470,738
Long-term debt	—	218,053	—	—	218,053
Intercompany liabilities	—	196,593	—	(196,593)	—
Deferred income tax liabilities	—	143,526	—	—	143,526
Postretirement liabilities	—	39,423	—	—	39,423
Other liabilities	—	40,888	—	—	40,888
Common stock	51,376	(102)	10	(112)	51,376
Additional paid in capital	304,976	8	115,000	(115,000)	304,984
Retained earnings	11,758	527,411	1,375	—	540,544
Accumulated other comprehensive income	—	(2,820)	—	—	(2,820)
Treasury stock	(59,868)	—	—	—	(59,868)

Total shareholders’ equity	308,242	524,701	116,385	(115,112)	834,216

Total liabilities and shareholders’ equity	$308,242	$1,633,929	$117,002	$(312,329)	$1,746,844

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Balance Sheet Information:

December 31, 2000	Airborne, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
Current Assets:
Cash and cash equivalents	$—	$39,121	$1,269	$—	$40,390
Accounts receivable	—	36,455	182,230	—	218,685
Spare parts and fuel inventory	—	43,231	—	—	43,231
Refundable income taxes	—	21,595	—	—	21,595
Deferred income tax assets	—	28,839	—	—	28,839
Prepaid expenses and other	—	20,451	358	—	20,809

Total current assets	—	189,692	183,857	—	373,549
Property and equipment, net	—	1,324,345	—	—	1,324,345
Intercompany advances	364,303	17	(68,730)	(295,590)	—
Equipment deposits and other assets	5,988	42,148	—	(111)	48,025

Total assets	$370,291	$1,556,202	$115,127	$(295,701)	$1,745,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$180,754	—	$(131)	$180,623
Salaries, wages and related taxes	—	71,179	—	—	71,179
Accrued expenses and income taxes payable	—	83,433	85	—	83,518
Current portion of debt	—	477	—	—	477

Total current liabilities	—	335,843	85	(131)	335,797
Long-term debt	75,000	247,230	—	—	322,230
Intercompany liabilities	—	180,458	—	(180,458)	—
Deferred income tax liabilities	—	125,444	208	—	125,444
Postretirement liabilities	—	62,360	—	—	62,360
Other liabilities	—	37,233	—	—	37,233
Common stock	51,280	(102)	10	(112)	51,280
Additional paid in capital	303,885	—	115,000	(115,000)	303,885
Retained earnings	—	567,668	32	—	567,700
Accumulated other comprehensive income	—	(136)	—	—	(136)
Treasury stock	(59,874)	—	—	—	(59,874)

Total shareholders’ equity	295,291	567,634	115,042	(115,112)	862,855

Total liabilities and shareholders’ equity	$370,291	$1,556,202	$115,127	$(295,701)	$1,745,919

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Operations Information:

Year ended December 31, 2001	Airborne, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
Revenues	$—	$3,211,089	$—	$—	$3,211,089
Operating expenses:
Transportation purchased	—	1,046,954	—	—	1,046,954
Station and ground operations	—	1,067,764	—	—	1,067,764
Flight operations and maintenance	—	557,412	—	—	557,412
General and administrative	668	264,877	—	—	265,545
Sales and marketing	—	90,390	—	—	90,390
Depreciation and amortization	163	208,192	—	—	208,355
Federal legislation compensation	—	(13,000)	—	—	(13,000)

	831	3,222,589	—	—	3,223,420

Earnings from operations	(831)	(11,500)	—	—	(12,331)
Other income (expense):
Interest, net	—	(19,868)	—	—	(19,868)
Discounts on sales of receivables	—	(11,375)	2,082	—	(9,293)
Other	20,000	12,588	—	(20,000)	12,588

Earnings before income taxes	19,169	(30,155)	2,082	(20,000)	(28,904)
Income taxes	287	9,898	(739)	—	9,446

Net earnings	$19,456	$(20,257)	$1,343	$(20,000)	$(19,458)

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Operations Information:

Year ended December 31, 2000	Airborne, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
Revenues	$—	$3,275,950	$—	$—	$3,275,950
Operating expenses:
Transportation purchased	—	1,042,541	—	—	1,042,541
Station and ground operations	—	1,055,142	—	—	1,055,142
Flight operations and maintenance	—	558,582	—	—	588,582
General and administrative	—	258,148	—	—	258,149
Sales and marketing	—	82,512	—	—	82,512
Depreciation and amortization	—	206,406	—	—	206,406

	—	3,233,332	—	—	3,233,332

Earnings from operations	—	42,618	—	—	42,618
Other income (expense):
Interest, net	—	(23,425)	—	—	(23,425)
Discounts on sales of receivables	—	(145)	49	—	(96)
Other	—	4,129	—	—	4,129

Earnings before income taxes	—	23,177	49	—	23,226
Income taxes	—	(8,923)	(17)	—	(8,940)

Net earnings before change in accounting	—	14,254	32	—	14,286
Cumulative effect of change in accounting	—	14,206	—	—	14,206

Net earnings	$—	$28,460	$32	$—	$28,492

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Cash Flows Information:

Year ended December 31, 2001	Airborne, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
OPERATING ACTIVITIES:
Net earnings (loss)	$19,456	$(20,257)	$1,343	(20,000)	$(19,458)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	163	208,192	—	—	208,355
Deferred income taxes	(7,985)	23,611	722		16,348
Postretirement obligations	—	24,054	—		24,054
Dividend to parent	—	(20,000)	—	20,000	—
Other	1,049	(8,620)	—		(7,571)

Cash provided by operations	12,683	206,980	2,065	—	221,728
Change in:
Proceeds from receivable securitization facility	—	50,000	—	—	50,000
Receivables	—	(42,306)	84,951	—	42,645
Inventories and prepaid expenses	—	(2,350)	(44)	—	(2,394)
Refundable income taxes	—	(5,566)	—	—	(5,566)
Accounts payable	—	(38,750)	—	—	(38,750)
Accrued expenses, salaries and taxes payable	—	19,234	533	—	19,767
Intercompany transactions	62,311	16,628	(78,939)	—	—

Net cash provided (used) by operating activities	74,994	203,870	8,566	(20,000)	287,430
INVESTING ACTIVITIES:
Additions to property and equipment	—	(127,109)	—	—	(127,109)
Disposition of property and equipment	—	1,369	—	—	1.369
Proceeds from sale of securities	—	2,117	—	—	2,117
Proceeds from sale of radio frequencies	—	9,295	—	—	9,295
Other	—	(4,240)	—	—	(4,240)

Net cash used by investing activities	—	(118,568)	—	—	(118,568)
FINANCING ACTIVITIES:
Proceeds on bank notes, net	(75,000)	(28,000)	—	—	(103,000)
Issuance of aircraft loan	—	61,975	—	—	61,975
Proceeds from sale-leaseback of aircraft	—	40,800	—	—	40,800
Principal payments on debt	—	(2,627)	—	—	(2,627)
Issuance of debt	—	1,597	—	—	1,597
Exercise of stock options	—	1,201	—	—	1,201
Dividends paid	—	(7,698)	—	—	(7,698)
Repurchase of common stock	6	(6)	—	—	—

Net cash provided (used) by financing	(74,994)	67,242	—	—	(7,752)
Net increase (decrease) in cash	—	152,544	8,566	—	161,110

Cash and cash equivalents at beginning of year	—	39,121	1,269	—	40,390

Cash and cash equivalents at end of year	—	191,665	9,835	—	201,500

AIRBORNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statement of Cash Flows Information:
Year ended December 31, 2000	Airborne, Inc.	Guarantors	Non-guarantors	Elimination	Consolidated
	(in thousands)
OPERATING ACTIVITIES:
Net earnings	$—	$28,460	$32	—	$28,492
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	—	206,406	—	—	206,406
Deferred income taxes	—	20,662	17	—	20,679
Postretirement obligations	—	15,808	—	—	15,808
Cumulative effect of change in accounting	—	(14,206)	—	—	(14,206)
Other	349,177	(458,354)	115,010	—	5,833

Cash provided (used) by operations	349,177	(201,224)	115,059	—	263,012
Change in:
Proceeds from receivable securitization facility	—	150,000	—	—	150,000
Receivables	—	152,587	(182,228)	—	(29,641)
Inventories and prepaid expenses	—	5,037	(358)	—	4,679
Refundable income taxes	—	(19,916)	—	—	(19,916)
Accounts payable	—	38,536	—	—	38,536
Accrued expenses, salaries and taxes payable	—	7,299	85	—	7,384
Intercompany transactions	(364,303)	295,590	68,713	—	—

Net cash provided (used) by operating activities	(15,127)	427,910	1,271	—	414,054
INVESTING ACTIVITIES:
Additions to property and equipment	—	(372,575)	—	—	(372,575)
Disposition of property and equipment	—	4,713	—	—	4,713
Proceeds from sale of securities	—	1,913	—	—	1,913
Other	—	(16,794)	—	—	(16,794)

Net cash used by investing activities	—	(382,743)	—	—	(382,743)
FINANCING ACTIVITIES:
Proceeds on bank notes, net	—	8,000	—	—	8,000
Issuance of debt	75,000	(75,000)	—	—	—
Principal payments on debt	—	(442)	—	—	(442)
Exercise of stock options	—	1,259	—	—	1,259
Dividends paid	—	(7,754)	—	—	(7,754)
Repurchase of common stock	(59,874)	39,212	—	—	(20,662)

Net cash provided (used) by financing	15,126	(34,725)	—	—	(19,599)
Net increase in cash	—	10,441	1,271	—	11,712

Cash and cash equivalents at beginning of year	—	28,678	—	—	28,678

Cash and cash equivalents at end of year	$—	$39,119	$1,271	—	$40,390